[AccumuLink™ Advance] – Contract Schedule

CONTRACT NUMBER: [A123456]		CONTRACT DATE:	[12/01/2024]

OWNER: [John Doe]		MATURITY DATE:	[12/01/2047]

JOINT OWNER:		JURISDICTION:	[Your State]

ANNUITANT: [John Doe]	SEX: [M]	DATE OF BIRTH:	[12/01/1947]

JOINT ANNUITANT:	SEX:	DATE OF BIRTH:

PLAN: [Non-Qualified]	PURCHASE PAYMENT:		[$25,000]

INSURANCE DEPARTMENT CONTACT INFORMATION: [xxx-xxx-xxxx]

Account Options

[Guaranteed Interest Accounts:	Crediting Period	Guaranteed Minimum Interest Rate[1]	Initial Interest Rate	GMSV Purchase Payment Percentage	GMSV Rate]
[Fixed Account	1 year	[0.10%]	[3.00%]	[87.5%]	[1.00%]]

[Point-to-Point with Floor and Cap Indexed Crediting Method
Indexed Accounts[2]:	Index	Crediting Period	Floor	Guaranteed Minimum Cap1]
[S&P 500® – 1 Year 0% Floor with Cap[D]	S&P 500® [3,4]	1 year	0%	[2.00%]]

[Point-to-Point with Buffer and Cap Indexed Crediting Method
Indexed Accounts[2]:	Index	Crediting Period	Buffer	Guaranteed Minimum Cap1]
[S&P 500® – 1 Year 10% Buffer with Cap	S&P 500® [3,4]	1 year	10%	[2.00%]]
[S&P 500® – 1 Year 20% Buffer with Cap	S&P 500® [3,4]	1 year	20%	[2.00%]]
[MSCI EAFE® – 1 Year 10% Buffer with Cap	MSCI EAFE® [5]	1 year	10%	[2.00%]]
[Nasdaq 100 – 1 Year 10% Buffer with Cap	Nasdaq 100[6]	1 year	10%	[2.00%]]

[Point-to-Point with Buffer and Participation Rate Indexed Crediting Method
Indexed Accounts[2]:	Index	Crediting Period	Buffer	Guaranteed Minimum Participation Rate1]
[S&P 500® – 1 Year 1% Buffer with Participation Rate	S&P 500® [3,4]	1 year	1%	[100%]]
[S&P 500® – 1 Year 10% Buffer with Participation Rate	S&P 500® [3,4]	1 year	10%	[10%]]
[S&P 500® – 1 Year 20% Buffer with Participation Rate	S&P 500® [3,4]	1 year	20%	[10%]]

[A123456]
ICC24-72797	Minnesota Life 1a

[MSCI EAFE® – 1 Year 1% Buffer with Participation Rate	MSCI EAFE® [5]	1 year	1%	[100%]]
[MSCI EAFE® – 1 Year 10% Buffer with Participation Rate	MSCI EAFE® [5]	1 year	10%	[10%]]
[MSCI EAFE® – 1 Year 20% Buffer with Participation Rate	MSCI EAFE® [5]	1 year	20%	[10%]]
[Nasdaq 100 – 1 Year 1% Buffer with Participation Rate	Nasdaq 100[6]	1 year	1%	[100%]]
[Nasdaq 100 – 1 Year 10% Buffer with Participation Rate	Nasdaq 100[6]	1 year	10%	[10%]]
[Nasdaq 100 – 1 Year 20% Buffer with Participation Rate	Nasdaq 100[6]	1 year	20%	[10%]]
[JEDI – 1 Year 1% Buffer with Participation Rate	Janus Equity Directionality Index[7]	1 year	1%	[100%]]
[JEDI – 1 Year 10% Buffer with Participation Rate	Janus Equity Directionality Index[7]	1 year	10%	[10%]]
[JEDI – 1 Year 20% Buffer with Participation Rate	Janus Equity Directionality Index[7]	1 year	20%	[10%]]
[S&P 500® – 6 Year 1% Buffer with Participation Rate	S&P 500® [3,4]	6 years	1%	[100%]]
[S&P 500® – 6 Year 10% Buffer with Participation Rate	S&P 500® [3,4]	6 years	10%	[50%]]
[S&P 500® – 6 Year 20% Buffer with Participation Rate	S&P 500® [3,4]	6 years	20%	[50%]]
[MSCI EAFE® – 6 Year 1% Buffer with Participation Rate	MSCI EAFE® [5]	6 years	1%	[100%]]
[MSCI EAFE® – 6 Year 10% Buffer with Participation Rate	MSCI EAFE® [5]	6 years	10%	[50%]]
[MSCI EAFE® – 6 Year 20% Buffer with Participation Rate	MSCI EAFE® [5]	6 years	20%	[50%]]
[Nasdaq 100 – 6 Year 1% Buffer with Participation Rate	Nasdaq 100[6]	6 years	1%	[100%]]
[Nasdaq 100 – 6 Year 10% Buffer with Participation Rate	Nasdaq 100[6]	6 years	10%	[50%]]
[Nasdaq 100 – 6 Year 20% Buffer with Participation Rate	Nasdaq 100[6]	6 years	20%	[50%]]
[JEDI – 6 Year 1% Buffer with Participation Rate	Janus Equity Directionality Index[7]	6 years	1%	[100%]]
[JEDI – 6 Year 10% Buffer with Participation Rate	Janus Equity Directionality Index[7]	6 years	10%	[50%]]
[JEDI – 6 Year 20% Buffer with Participation Rate	Janus Equity Directionality Index[7]	6 years	20%	[50%]]

[Point-to-Point with Shift and Participation Rate Indexed Crediting Method
Indexed Accounts[2]:	Index	Crediting Period	Shift Rate	Guaranteed Minimum Participation Rate1]
[S&P 500® – 1 Year 10% Shift with Participation Rate	S&P 500® [3,4]	1 year	10%	[10%]]

[Gain Protector Indexed Crediting Method
Indexed Accounts[2]:	Index	Crediting Period	Participation Rate	Gain Protector Percentage]
[S&P 500® – 6 Year Gain Protector	S&P 500® [3,4]	6 years	100%	[30%]]

[A123456]
ICC24-72797	Minnesota Life 1b

Surrender Charges

The surrender charge is applied to amounts withdrawn or surrendered from this contract according to the following schedule:

Beginning of Contract Year:	1	2	3	4	5	6	7+
Percentage:	8%	8%	7%	6%	5%	4%	0%

Waiver of Surrender Charges

Each Contract Year, you can withdraw up to 10% of the prior Contract Anniversary Contract Value (in the first Contract Year, 10% of the Purchase Payment) free from any surrender charge. More details about the free withdrawal amount can be found on page 7 of your contract.

[In addition, after the first Contract Anniversary, surrender charges are waived upon qualifying confinement to a hospital or medical care facility or terminal condition of the Owner or Joint Owner, as defined in the Hospital, Medical Care, and Terminal Condition Waiver Endorsement.]

Purchase Payment

Minimum Purchase Payment:	[$25,000]
Maximum Purchase Payment:	[$2,000,000]

Fixed Asset Adjustment Reference Index

Fixed Asset Adjustment Reference Index:	[Bloomberg US Corporate Index]

Optional Riders and Charges

[Return of Purchase Payments Death Benefit: annual charge of [0.15%] of the death benefit deducted from the Contract Value on an annual basis.]

[Accelerated Death Benefit: annual charge of [0.90%] of the death benefit deducted from the Contract Value on an annual basis.]

Annuity Service Center

[Annuity Services • A1-9999

400 Robert Street North

St. Paul, MN 55101-2098

1-800-362-3141 • Fax 651-665-7942 • securian.com]

[A123456]
ICC24-72797	Minnesota Life 1c

D This account is designated as the Default Account for this contract.

1 Minimum rates are guaranteed for the life of the contract.

2 The elements used in determining the credited rate from the index are not guaranteed and can be changed by us subject to the guarantees in the contract. Any such changes can affect the return.

3 Index-linked returns do not include the portion of returns generated by the underlying index that come from dividends.

4 [S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). The forgoing trademarks have been licensed for use by S&P Dow Jones Indices LLC. S&P® and S&P 500® are registered trademarks of S&P and have been licensed for use by S&P Dow Jones Indices LLC and Minnesota Life Insurance Company (“Minnesota Life”). The S&P 500® index (the “Index”) is a product of S&P Dow Jones Indices LLC and has been licensed for use by Minnesota Life. Minnesota Life annuity products are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of Minnesota Life annuity products or any member of the public regarding the advisability of investing in securities generally or in Minnesota Life annuity products particularly or the ability of the Index to track general market performance. S&P Dow Jones Indices only relationship to Minnesota Life with respect to the Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices. The Index is determined, composed and calculated by S&P Dow Jones Indices without regard to Minnesota Life or Minnesota Life annuity products. S&P Dow Jones Indices shall have no obligation to take the needs of Minnesota Life or the owners of Minnesota Life annuity products into consideration in determining, composing or calculating the Index. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of Minnesota Life annuity products or the timing of the issuance or sale of Minnesota Life annuity products or in the determination or calculation of the equation by which Minnesota Life annuity products are to be converted into cash, surrendered, or redeemed, as the case may be. S&P Dow Jones Indices shall have no obligation or liability in connection with the administration, marketing or trading of Minnesota Life annuity products. There is no assurance that investment products based on the Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within the Index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.

S&P DOW JONES INDICES DOES NOT GUARANTEES THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY MINNESOTA LIFE, OWNERS OF MINNESOTA LIFE ANNUITY PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND MINNESOTA LIFE.]

[A123456]
ICC24-72797	Minnesota Life 1d

5 [THIS PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY MINNESOTA LIFE INSURANCE COMPANY. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS PRODUCT.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.]

98]

6 [Placeholder for Nasdaq disclosure]

7 [Placeholder for JEDI disclosure]

[A123456]
ICC24-72797	Minnesota Life 1e